Code of Ethics and Personal Trading Policy

Overview

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 (the “Rule”) of the Investment Advisers Act of 1940 (“Advisers Act”).  This Code has been adopted by Reinhart Partners, Inc. (“Reinhart Partners”) to set forth standards of conduct and personal trading guidelines, for which, every director, officer and employee of Reinhart Partners is required to follow.

On an annual basis, such persons will be required to acknowledge that they have received, read and complied with Reinhart Partners’ Compliance Policy Manual, which incorporates this policy.  Furthermore, any new director, officer, or employee of Reinhart Partners will also be required to acknowledge that they have read and understand this policy.

Questions concerning this policy should be directed to Reinhart Partners’ Chief Compliance Officer (“CCO”).

Terms and Definitions

A.	Definitions (as used in this policy)

1.
“Federal Securities Laws” means the Securities Act of 1933 (the “1933 Act”), the Securities Exchange Act of 1934 (the “1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940 (the “Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statues, the Bank Secrecy Act, and any rules adopted thereunder by the SEC or the Department of Treasury.

2.
“Control”  has the same meaning as set forth in Section 2(a)(9) of the 1940 Act which is the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder of such securities control over the company.  This presumption may be countered by the facts and circumstances of a given situation.

3.
“Employee” has the same meaning as “Supervised Person” as set forth in Section 202(a)(25) of the Advisers Act.  In summary, a supervised person is any officer, director, partner, and employee of Reinhart Partners, and any other person who provides investment advice on behalf of Reinhart Partners and is subject to Reinhart Partners’ supervision and control.

4.
 “Access Person” means any supervised person who is involved in making securities recommendations to clients, has access to such recommendations or is a director, officer or partner of Reinhart Partners.

5.	“Pecuniary interest” has the same meaning as set forth in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

6.
“Beneficial Ownership” has the same meaning as in Rule 16a-1(a)(2) under the 1934 Act in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act.  As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

    Beneficial ownership typically includes:
a.	Securities held in a person’s own name;
b.	Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;
c.	Securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;
d.
Securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

e.	Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an Access Person beneficially owns a security should be brought to the attention of the CCO.

7.	“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

8.
“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a Security, the conversion of a convertible Security, and the exercise of a warrant for the purchase of a Security.

9.
“Security” has the same meaning as that set forth in Section 2(a)(36) of the 1940 Act and Section 202(a)(18) of the Advisers Act except (i) securities that are direct obligations of the Government of the United States, such as Treasury bills, notes and bonds and derivatives thereof, (ii) bankers’ acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) high quality short-term debt instruments (including repurchase agreements), (vi) shares of money market funds, (vii) shares of registered, open-end mutual funds, and (viii) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.  Shares of closed-end funds are included under the definition of Security.  Furthermore, all shares of Exchange-Traded Funds (“ETFs”), whether organized as open-end funds or otherwise, are considered Securities for purposes of this Code.

Standards of Conduct

The Advisers Act imposes a fiduciary duty on all investment advisers, including Reinhart Partners.  As a fiduciary, Reinhart Partners has a duty of utmost good faith to act solely in the best interests of each of its clients.  Clients entrust the firm with their funds, which in turn places a high standard on the conduct and integrity of Reinhart Partners employees and supervised persons.  This fiduciary duty compels all employees and supervised persons to act with the utmost integrity in all dealings.  This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all dealings with Reinhart Partners clients.

In connection with these expectations, Reinhart Partners has established the following core principles of conduct.  While the following standards are not all-encompassing, they are consistent with Reinhart Partners’ core belief that ethical conduct is premised on the fundamental principals of openness, integrity, honesty and trust.

A.	General Core Principles

1.	The interests of clients will be placed ahead of Reinhart Partners’ interests and the interests of its supervised persons;
2.
Personal securities transactions shall be conducted in a manner consistent with this policy, so as to avoid any actual or perceived conflicts of interest, and any abuse of position of trust and responsibility;

3.	All persons shall refrain from taking inappropriate advantage of their position within Reinhart Partners;
4.	Diligence and care will be taken in maintaining and protecting nonpublic information concerning Reinhart Partners’ clients (see Reinhart Partners’ Privacy Policy or Notice);
5.	Non-public inside information shall not be used in connection with trading in personal accounts nor on behalf of Reinhart Partners clients; and
6.	Reinhart Partners will strive to foster an environment which encourages a healthy culture of compliance.

B.	Personal Conduct

1.
Acceptance of Gifts.  Employees are prohibited from receiving any gift, gratuity, hospitality, or other offering of more than a de minimis value (not to exceed $250 annually) from any person or entity doing business with Reinhart Partners or on behalf of Reinhart Partners or any of its clients, and under no circumstance may accept cash.  This gift policy generally excludes perishable food items and items or events where the employees have reason to believe there is a legitimate business purpose, for example, business entertainment such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

2.
Service as Director for an Outside Company.  Any employee wishing to serve as director for an outside company (public or private) or non-profit organization must first seek written approval from the CCO.  In reviewing the request, the CCO will determine whether such service is consistent with the interests of the firm and its clients.

3.
Outside Business Activities.  Any employee wishing to engage in business activities outside of Reinhart Partners’ business must seek written approval from the CCO and if requested, provide periodic reports to the CCO summarizing those outside business activities.  Outside business activities include any activity engaged in to earn income or with the potential to do so in the future.  This does not include volunteer activities.

4.
Compliance with Federal Securities Laws.  Employees are expected to comply with federal securities laws.  Strict adherence to all Reinhart Partners polices and procedures will assist such persons with this important requirement.

C.	Protection of Material Nonpublic Information

1.	Employees are expected to exercise diligence and care in maintaining and protecting client nonpublic, confidential information.
2.	Employees are also expected to not divulge information regarding Reinhart Partners’ securities recommendations or client securities holdings to any individual outside of the firm, except:
a.	As necessary to complete transactions or account changes (for example, communications with brokers and custodians);
b.	As necessary to maintain or service a client or his/her account (for example, communications with a client’s accountant);
c.
With various service providers providing administrative functions for Reinhart Partners (such as a technology vendor), only after we have entered into a contractual agreement that prohibits the vendor from disclosing or using confidential information except as necessary to carry out its assigned responsibilities and only for that purpose; or

d.	As required or permitted by law or if instructed by regulatory authorities with jurisdiction over the firm to do so.

Personal Trading Policy

A.	Prohibited Transactions
1.	Access Persons may not purchase or sell, directly or indirectly, any security (in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if:

a.	Such security is being purchased or sold by a client that same day;
b.	The client has a pending buy or sell order in the same security;
c.	The client will purchase or sell the same security within the next three trading days; or
d.	Such security is being considered for purchase or sale by a client(s).

2.
Employees are precluded from executing personal securities transactions of issuers about which Reinhart Partners has inside information.  Refer to the firm’s Insider Trading Policy for more information.

B.	Personal Trading Restrictions - Initial Public Offerings and Limited Offerings

Access Persons may not acquire any securities in an initial public offering or limited offering without express prior written approval from a member of the firm’s Investment Committee (under no circumstances may an access person approve his/her own personal security transaction request).  Investment personnel should disclose to the client their investment in a limited offering security if he or she takes part in Reinhart Partners’ subsequent decision to recommend or purchase any security of that issuer to the client.

C.	Pre-Clearance of Personal Securities Transactions

Each Access Person is required to obtain approval from a member of the Investment Committee prior to purchasing or selling any secu+rity (under no circumstances may an access person approve his/her own personal security transaction request).  Once approved, the trade must be executed on the day the trade is approved.  Failure to execute the transaction on the day trade approval is granted will void the pre-clearance approval, requiring resubmission of the pre-clearance request.

Pre-clearance is not required for transactions involving the following securities:

1.	Shares of registered open-end investment companies;
2.	Shares of Exchange Traded Funds (“ETFs”);
3.
Securities included in standard products managed by Reinhart Partners so long as the Access Person maintains an account managed within a standard product and the transactions are executed by the portfolio manager responsible for the product and clients invested within that product are included in the recommended transactions;

4.	Securities included in the S&P 500 index;
5.	Securities issued by the United States Government;
6.	Short-term debt securities that are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act;
7.	Bankers’ acceptances;
8.	Bank certificates of deposit;
9.	Repurchase agreements; and
10.	Shares of money market funds.

No explanations are required for refusals.  In some cases, trades may not be approved for reasons that are confidential.

Reporting Requirements

A.	Reporting Requirements by Access Persons

Access Persons are not required to report transactions or holdings in the following securities:

1.	Shares of registered open-end investment companies (except for transactions or holdings in ETFs);
2.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies;
3.	Securities issued by the United States Government;
4.	Short-term debt securities that are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act;
5.	Bankers’ acceptances;
6.	Commercial paper;
7.	Bank certificates of deposit;
8.	Repurchase agreements; and
9.	Shares of money market funds.

1.
Quarterly Reports.  Within 30 calendar days following the end of each calendar quarter, each Access Person shall arrange for statements reflecting all personal securities transactions that took place during that quarter in which such person had a direct or indirect beneficial ownership to be submitted to the CCO for review.  Investment statements shall contain all the required information, as described below.  If an Access Person had effected no transactions that quarter, investment statement(s) are required to be submitted reflecting no transaction activity.

 Information to be included on the investment statement is as follows:

•	Trade Date
•	Security Name
•	Ticker Symbol, CUSIP number
•	Number of Shares or Par
•	Interest Rate and Maturity
•	Type of Transaction (Purchase, Sale or Other)
•	Price
•	Principal Amount
•	Broker Name
•	Account Number
•	Date the access person submits the report

2.
Initial Portfolio Holdings Report.  New Access Persons are required to provide a report of all personal securities holdings to the CCO within 10 days upon becoming an Access Person of Reinhart Partners.  Investment statements may be submitted in lieu of filling out a separate report so long as the statements contain all required security holdings.   The investment statements, should be current as of a date not more than 45 days prior to the statement submission date and should contain the following information:

•	Account Number
•	Security Name
•	Ticker Symbol or CUSIP number
•	Number of Shares or Par
•	Principal Amount
•	Broker or Bank Name
•	Date the access person submits the report

3.
Annual Portfolio Holdings Report.  All Access Persons are required to provide a report of all personal securities holdings to the CCO on an annual basis, defined as every 12 months.  Investment statements may be submitted in lieu of filling out a separate report so long as the statements contain all required security holdings.  The investment statements should be submitted within 30 days following year-end and reflect holdings, as of a date not more than 45 days before submission, and should contain the following information:

•	Account Number
•	Security Name
•	Ticker Symbol or CUSIP number
•	Number of Shares or Par
•	Principal Amount
•	Broker or Bank Name
•	Date the access person submits the report

B.	Submission of Duplicate Confirmations and Periodic Statements

Whenever possible Access Persons should arrange for duplicate copies of periodic statements of his or her investment accounts to be sent to the CCO.  This requirement applies to any account over which the Access Person has direct or indirect beneficial ownership (as defined in section 1.2).  If submission of a duplicate copy of an investment account is not possible due to the infrequency of statements or the limitations of the broker or administrator, the Access Person shall submit of a copy of the statement or obtain the required information and submit it to the CCO in a separate report.  Access Persons should request that their broker suppress duplicate trade confirmations as the firm does not wish to receive trade confirmations.

Record Retention Requirements

Reinhart Partners will keep the following records regarding this Code of Ethics and Personal Trading Policy:

1.	Current and historic copies of this Code of Ethics and Personal Trading Policy;
2.	Employee’s written acknowledgements of receipt of the Compliance Policy Manual, which incorporates this Code of Ethics and Personal Trading Policy;
3.	Historic listings of all employees subject to this Code of Ethics and Personal Trading Policy;
4.	Violations of the Code of the Ethics and Personal Trading Policy, and records of action taken as a result of the violations;
5.	All reports made by Access Persons and/or copies of investment account statements; and
6.	Written personal security trading approvals, including documentation of the reasons for the approval.

Reporting of Violations

All employees are required to promptly report any violation of this policy (including the discovery of any violation committed by another employee) to the CCO.  Examples of items that should be reported include, but are not limited to: noncompliance with federal securities laws, conduct that is harmful to clients, and purchasing or selling securities contrary to the personal trading policy.  The CCO will determine whether such violations are material and, therefore, should be reported to Reinhart Partners’ Executive Committee.

All such persons are encouraged to report any violations or perceived violations as it will not be viewed negatively by Reinhart Partners management, even if the reportable event, upon investigation, is determined to be non-volitional in nature.

Sanctions

Reinhart Partners’ Executive Committee may impose sanctions as it deems appropriate upon any person who violates this Code of Ethics and Personal Trading Policy.  Sanctions may include a letter of censure, reversal of unauthorized transactions, disgorgement of profits from prohibited or restricted transactions, suspension of employment, termination of employment, fines, and prosecution.  Any Executive Committee member found to have violated this Code will not participate in the Executive Committee’s determination of appropriate sanctions.